Exhibit 5.1

December 11, 2013

RiceBran Technologies
6720 N. Scottsdale Rd, Suite 390
Scottsdale, Arizona 85253

Ladies and Gentlemen:

We have acted as counsel to RiceBran Technologies, a California corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1 (File No. 333-191448) (as amended through the date hereof, the "Registration Statement") pertaining to the issuance and sale by the Company of shares of common stock, no par value (the "Shares"), with a proposed maximum aggregate offering price of $22,770,001.80, including Shares issuable upon the exercise of an over-allotment option granted by the Company to the underwriters to purchase additional shares, and warrants to purchase shares of common stock of the Company (the "Warrants"), including Warrants issuable upon the exercise of an option granted by the Company to the underwriters to purchase additional warrants, and the shares of common stock issuable from time to time upon exercise of the Warrants (the "Warrant Shares"). The Shares and Warrants are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and Maxim Group LLC, the form of which has been filed as Exhibit 1.1 to the Registration Statement. The Company is also registering warrants to purchase shares of common stock of the Company to be issued to the representative of the underwriters as additional compensation pursuant to the Underwriting Agreement (the "Underwriter's Warrant"), as well as the shares of Common Stock issuable upon exercise of the Representative's Warrant (the "Underwriter's Warrant Shares").

RiceBran Technologies
December 11, 2013

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable; (ii) the Warrants have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Warrants will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally and equitable principles of general applicability; (iii) the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrants, will be validly issued, fully paid and non-assessable; (iv) the Representative's Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally and equitable principles of general applicability; and (vi) the Underwriter's Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Underwriter's Warrant, will be validly issued, fully paid and non-assessable.

RiceBran Technologies
December 11, 2013

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is limited to matters governed by the California Corporations Code and the laws of the State of California.

Very truly yours,

/s/ WEINTRAUB TOBIN CHEDIAK COLEMAN GRODIN

WEINTRAUB TOBIN CHEDIAK COLEMAN GRODIN
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